EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS THIRD QUARTER 2021 RESULTS

Third Quarter Results
•Closed the acquisition of First Choice Bancorp (“FCBP”), adding approximately $2.3 billion in assets and approximately $1.9 billion in both loans and deposits
•Net income of $13.9 million, $0.38 per diluted share, including merger and branch closure expenses
•Net interest margin (tax equivalent) of 3.40%
•Pre-provision return on average assets1 of 1.81%
•Increased quarterly dividend 5% to $0.20 per share for fourth quarter
•Repurchased 470,412 shares at an average price of $45.15 per share
•Closure and consolidation of 5 branch locations

St. Louis, Mo. October 25, 2021 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) reported net income of $13.9 million for the third quarter 2021, a decrease of $24.5 million compared to the linked second quarter (“linked quarter”) and a decrease of $4.0 million from the prior year quarter. Earnings per diluted share (“EPS”) was $0.38 for the third quarter 2021, compared to $1.23 and $0.68 for the linked and prior year quarters, respectively. Excluding merger-related, branch closure expenses and the FCBP CECL double count charge, adjusted EPS2, adjusted ROAA2, and adjusted ROATCE2 for the third quarter 2021 were $1.27, 1.51% and 18.15%, respectively.

Net income and earnings per share in the current quarter were impacted by the following items:

($ in thousands, except per share data)	Net Income (pretax)	EPS
Merger-related expenses	$(14,671)	$(0.31)
FCBP CECL double count	(25,353)	(0.51)
Branch closure expenses	(3,441)	(0.07)

Jim Lally, EFSC’s President and Chief Executive Officer, commented, “Our third quarter results included a record pre-provision net revenue1 of $56 million, or 1.81% of average assets. Our results were bolstered by the acquisition of FCBP that closed during the quarter, furthering our commercial banking capabilities in the Southern California market. This augments our Southwest presence, and when combined with our specialty loan and deposit business lines, supports our overall growth initiatives. Additionally, we recently received a $60.0 million allocation from the New Market Tax Credit program that will enable us to continue supporting our communities through our CDE, while also enhancing our tax credit lending specialty. I am pleased with our financial results and the actions we have taken this quarter to strengthen our franchise.”

1 PPNR and PPNR return on average assets are a non-GAAP measure. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

2 Adjusted EPS, adjusted ROAA, and adjusted ROATCE are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Highlights

The Company closed its acquisition of FCBP on July 21, 2021. The results of operations of FCBP are included in our consolidated results from this date forward and are excluded from preceding periods. Comparisons to the prior year are also impacted by the acquisition of Seacoast Commerce Banc Holdings (“Seacoast”), which closed in the fourth quarter 2020.

Included in the current quarter results are the following contributions from the FCBP and Seacoast acquisitions:

($ in thousands)	FCBP	Seacoast
Net interest income	$16,696	$14,065
Noninterest income	1,424	741
Noninterest expense	6,964	10,129
Pretax net income (excluding CECL double count)	11,156	4,901

•Earnings - Net income in the third quarter 2021 was $13.9 million, a decrease of $24.5 million compared to the linked quarter and a decrease of $4.0 million from the prior year quarter. EPS was $0.38 per diluted share for the third quarter 2021, compared to $1.23 and $0.68 per diluted share for the linked and prior year quarters, respectively. Merger-related expenses, CECL double-count and branch closure expenses collectively reduced pre-tax net income $43.5 million, or $0.89 per diluted share.

•Pre-provision net revenue1 (“PPNR”) - PPNR of $56.1 million in the third quarter 2021 increased $8.7 million and $18.1 million from the linked and prior year quarters, respectively. The increases were primarily due to the positive contribution from the FCBP and Seacoast acquisitions.

•Net interest income and net interest margin (“NIM”) - Net interest income of $97.3 million for the third quarter 2021 increased $15.5 million and $33.9 million from the linked quarter and prior year quarter, respectively. NIM was 3.40% for the third quarter 2021, compared to 3.46% and 3.29% for the linked quarter and prior year quarter, respectively. The underlying base NIM was relatively stable in the period, excluding the impact of certain items discussed below.

•Noninterest income - Noninterest income of $17.6 million for the third quarter 2021 increased $1.4 million and $5.0 million from the linked quarter and prior year quarter, respectively. The increases were primarily due to tax credit revenue and deposit service charge income from the FCBP and Seacoast acquisitions.

•Loans - Total loans increased $1.9 billion from the linked quarter to $9.1 billion as of September 30, 2021. The acquisition of FCBP added $1.9 billion of loans, while legacy PPP loans declined $164 million. Excluding PPP and FCBP, loans grew $110.6 million, or 6%, on an annualized basis from the linked quarter. Average loans totaled $8.7 billion for the quarter ended September 30, 2021 compared to $7.3 billion and $6.1 billion for the linked and prior year quarters, respectively.

PPP details:

	Quarter ended
($ in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
PPP loans outstanding, net of deferred fees	$438,959	$396,660	$737,660	$698,645	$819,100
Average PPP loans outstanding, net	489,104	664,375	692,161	806,697	813,244
PPP average loan size	210	171	220	187	216
PPP interest and fee income	6,048	7,940	8,475	10,261	5,226
PPP deferred fees	7,428	12,243	16,676	11,304	19,522
PPP average yield	4.91%	4.79%	4.97%	5.06%	2.56%

			Quarter ended
	Sep 30, 2021		Jun 30, 2021		Mar 31, 2021		Dec 31, 2020		Sep 30, 2020
Financial Metrics:	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*
EPS	$0.38	$0.25	$1.23	$1.04	$0.96	$0.75	$1.00	$0.73	$0.68	$0.53
ROAA	0.45%	0.31%	1.50%	1.35%	1.22%	1.03%	1.26%	1.01%	0.86%	0.74%
PPNR ROAA*	1.81%	1.68%	1.85%	1.65%	1.66%	1.41%	2.07%	1.78%	1.81%	1.73%
Tangible common equity/tangible assets*	8.40%	8.71%	8.32%	8.66%	8.18%	8.84%	8.40%	9.07%	7.99%	8.89%
Leverage ratio	9.7%	10.2%	9.4%	10.0%	9.5%	10.2%	10.0%	11.0%	9.2%	10.2%
NIM	3.40%	3.33%	3.46%	3.36%	3.50%	3.39%	3.66%	3.52%	3.29%	3.37%
Allowance for credit losses/loans	1.67%	1.94%	1.77%	2.09%	1.80%	2.22%	1.89%	2.31%	2.01%	2.32%

* Non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables. Calculations not adjusted for increase in average deposits or increase in deposit expense, as applicable.

•Asset quality - The allowance for credit losses to total loans was 1.67% at September 30, 2021, compared to 1.77% at June 30, 2021 and 2.01% at September 30, 2020. The allowance for credit losses on the acquired FCBP loan portfolio was approximately 1.57%, which primarily contributed to the reduction of the ratio of the allowance for credit losses to total loans at September 30, 2021 as compared to the prior periods presented. Nonperforming assets to total assets was 0.35% at September 30, 2021 compared to 0.44% and 0.53% at June 30, 2021 and September 30, 2020, respectively.

•Deposits - Total deposits increased $2.2 billion from the linked quarter to $10.8 billion as of September 30, 2021, primarily due to the addition of FCBP deposits of $1.9 billion. Average deposits totaled $10.3 billion for the quarter ended September 30, 2021 compared to $8.6 billion and $6.7 billion for the linked and prior year quarters, respectively. Noninterest-bearing deposit accounts represented 40.4% of total deposits, and the loan to deposit ratio was 84.2% at September 30, 2021.

•Capital - Total shareholders’ equity was $1.4 billion and the tangible common equity to tangible assets ratio3 was 8.4% at September 30, 2021, compared to 8.3% at June 30, 2021. The Bank’s regulatory capital ratios remain “well-capitalized,” with a common equity tier 1 ratio of 12.3% and a total risk-based capital ratio of 13.4% as of September 30, 2021. The Company’s common equity tier 1 ratio and total risk-based capital ratio was 11.2% and 14.5%, respectively, at September 30, 2021.

The Company issued 7,808,459 shares totaling $343.7 million in the third quarter 2021 as merger consideration in connection with the FCBP acquisition.

The Company has 1,277,951 shares available for repurchase under its common stock repurchase authorization. The Company repurchased 470,412 shares totaling $21.2 million in the third quarter 2021 for an average price of $45.15 per share. Total shares repurchased year-to-date total 722,049 at an average price of $45.80.

The Company intends to redeem its $50.0 million fixed-to-floating subordinated debentures on the first call date of November 1, 2021.

The Company’s Board of Directors unanimously approved a quarterly dividend of $0.20 per common share, payable on December 31, 2021 to shareholders of record as of December 15, 2021, an increase of $0.01, or 5.0%, compared to the third quarter.

3 Tangible common equity to tangible assets ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

•Liquidity - The Company maintains a high level of both on-balance-sheet and off-balance-sheet liquidity. At September 30, 2021, on-balance-sheet liquidity consisted of cash and unpledged investment securities of $1.2 billion. Off-balance-sheet liquidity totaled $1.8 billion through the Federal Home Loan Bank, Federal Reserve and correspondent bank lines. The Company also has an unused $25 million revolving line of credit at the holding company and has an effective shelf registration statement on file with the U.S. Securities and Exchange Commission allowing for the issuance of various forms of equity and debt securities.

•Branch Consolidation - As part of the integration of FCBP, the Company commenced the process to close three branch locations in California. A lease and fixed asset impairment charge of $0.4 million was recognized and reported in merger expenses. The Company expects to realize annual cost savings of approximately $0.8 million. Additionally, the Company has also commenced the process to close two branches in St. Louis and consolidate the operations and customers of these branches with other nearby locations. An impairment charge of $3.4 million on these branches was recognized in the third quarter 2021 for buildings, leases and fixed assets. The Company expects to realize annual cost savings of approximately $1.5 million on these two branches. These branch closures are reflective of current trends in the industry and traffic as a result of technology adoption and other business climate trends.

Net Interest Income
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	September 30, 2021			June 30, 2021			September 30, 2020
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$8,666,353	$94,465	4.32%	$7,306,471	$79,162	4.35%	$6,112,715	$62,751	4.08%
Debt and equity investments*	1,594,938	9,583	2.38	1,502,582	9,226	2.46	1,361,515	8,761	2.56
Short-term investments	1,251,988	480	0.15	806,928	237	0.12	295,854	113	0.15
Total interest-earning assets	11,513,279	104,528	3.60	9,615,981	88,625	3.70	7,770,084	71,625	3.67

Noninterest-earning assets	821,279			665,363			571,884

Total assets	$12,334,558			$10,281,344			$8,341,968

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$2,228,466	$459	0.08%	$1,985,811	$336	0.07%	$1,529,097	$255	0.07%
Money market accounts	2,675,405	1,294	0.19	2,344,871	988	0.17	1,981,026	1,003	0.20
Savings	747,927	61	0.03	718,193	52	0.03	605,475	45	0.03
Certificates of deposit	604,594	927	0.61	522,633	1,091	0.84	630,076	2,409	1.52
Total interest-bearing deposits	6,256,392	2,741	0.17	5,571,508	2,467	0.18	4,745,674	3,712	0.31
Subordinated debentures	204,011	2,855	5.55	203,849	2,847	5.60	203,438	2,826	5.53
FHLB advances	89,457	211	0.94	50,000	197	1.58	250,000	720	1.15
Securities sold under agreements to repurchase	216,403	58	0.11	209,062	58	0.11	199,308	59	0.12
Other borrowings	25,699	90	1.39	27,147	94	1.39	31,413	116	1.47
Total interest-bearing liabilities	6,791,962	5,955	0.35	6,061,566	5,663	0.37	5,429,833	7,433	0.54

Noninterest-bearing liabilities:
Demand deposits	4,040,761			3,008,703			1,920,694
Other liabilities	107,739			94,106			105,945
Total liabilities	10,940,462			9,164,375			7,456,472
Shareholders' equity	1,394,096			1,116,969			885,496
Total liabilities and shareholders' equity	$12,334,558			$10,281,344			$8,341,968

Total net interest income		$98,573			$82,962			$64,192
Net interest margin			3.40%			3.46%			3.29%
* Non-taxable income is presented on a tax-equivalent basis using a 24.9% and 24.7% tax rate in 2021 and 2020, respectively. The tax-equivalent adjustments were $1.3 million for the three months ended September 30, 2021, $1.2 million for the three months ended June 30, 2021 and $0.8 million for the three months ended September 30, 2020.

Net interest income for the third quarter increased $15.6 million to $97.3 million from $81.7 million in the linked quarter, and increased $33.9 million from the prior year period. NIM, on a tax equivalent basis, was 3.40% for the third quarter, compared to 3.46% in the linked quarter, and 3.29% in the third quarter 2020. The increase in net interest income from the linked quarter was primarily due to greater average earning assets resulting from the FCBP acquisition. Interest income increased mainly due to a $1.4 billion increase in average loans compared to the linked period, including $1.5 billion of average loans acquired from FCBP, partially offset by reduced income from PPP loans and other purchase accounting income. While PPP loans (excluding FCBP acquired PPP loans) decreased $164.0 million in the current quarter, forgiveness of these loans by the SBA accelerated deferred loan fees into income that benefits net interest margin. The increase in interest income was partially offset by higher interest expense related to the addition of $685 million of interest bearing liabilities from FCBP.

NIM decreased six basis points from the linked quarter to 3.40% during the current quarter primarily due to a ten basis point decrease in earning asset yields. The decrease in the earning asset yield was primarily due to higher levels of cash related to payoffs of PPP loans and deposit growth (14 bps), an increased balance and lower yields on investment securities (2 bp), and lower purchase accounting accretion on legacy Enterprise loans (6 bps), partially offset by higher loan yields (4 bps) and the addition of higher yielding loans from FCBP (9 bps). The cost of interest-bearing liabilities declined two basis points from the linked quarter, primarily due to lower rates on time deposits (1 bp) and the addition of low cost deposits from FCBP (1 bp).

Loans
The following table presents total loans for the most recent five quarters:

	Quarter ended
	September 30, 2021
($ in thousands)	FCBP[a,b]	Legacy EFSC[a]	Consolidated	June 30, 2021	March 31, 2021	December 31, 2020[c]	September 30, 2020
C&I	$242,740	$1,215,338	$1,458,078	$1,116,229	$1,048,839	$1,103,060	$1,075,421
CRE investor owned	553,490	1,381,794	1,935,284	1,467,243	1,491,244	1,420,905	1,281,567
CRE owner occupied	301,929	861,307	1,163,236	789,220	805,581	825,846	766,919
SBA loans*	160,833	1,038,925	1,199,758	1,010,727	941,075	895,930	15,927
Sponsor finance*	—	454,431	454,431	463,744	394,207	396,487	367,337
Life insurance premium financing*	—	572,492	572,492	564,366	543,084	534,092	517,559
Tax credits*	—	462,168	462,168	423,258	387,968	382,602	368,908
SBA PPP loans	206,284	232,675	438,959	396,660	737,660	698,645	819,100
Residential real estate	226,321	293,538	519,859	302,007	299,517	318,091	321,258
Construction and land development	219,600	432,627	652,227	467,586	438,303	474,399	450,225
Other	32,547	227,544	260,091	225,227	201,303	174,878	142,086
Total Loans	$1,943,744	$7,172,839	$9,116,583	$7,226,267	$7,288,781	$7,224,935	$6,126,307

Total loan yield			4.32%	4.35%	4.35%	4.46%	4.08%
Variable interest rate loans to total loans			63%	57%	56%	57%	50%

Certain prior period amounts have been reclassified among the categories to conform to the current period presentation.
*Specialty loan category
[a] Amounts reported are as of September 30, 2021 and are separately shown attributable to the FCBP loan portfolio acquired on July 21, 2021, and the Company’s pre-FCBP acquisition loan portfolio.
[b] Excluding PPP and purchase accounting adjustments, FCBP gross loans increased $71.8 million from acquisition on July 21, 2021.
[c] $1.2 billion is attributable to the Seacoast loan portfolio acquired on November 12, 2020.

Loans totaled $9.1 billion at September 30, 2021, increasing $1.9 billion compared to the linked quarter. The acquisition of FCBP added $1.9 billion of loans, while legacy PPP loans declined $164.0 million. Excluding FCBP and PPP, loans grew $110.6 million, or 6%, on an annualized basis from the linked quarter. The increase was driven by C&I loans ($99.1 million) and a broad-based increase in specialty lending ($65.9 million). SBA loans represent

$28.2 million of the increase in specialty lending during the current quarter, primarily driven by the expansion of our SBA lending capabilities following our acquisition of Seacoast in the fourth quarter 2020. Year-over-year, loans increased $3.0 billion, or 48.8%. The year-over-year increase was primarily due to the FCBP and Seacoast acquisitions. For the quarter ended September 30, 2021 average line draw utilization was 38.2% compared to 38.9% and 40.4% for the linked quarter and prior-year quarter, respectively. Line draw usage for third quarter 2021 increased $265 million compared to the linked quarter.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	Quarter ended
($ in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Nonperforming loans*	$41,554	$42,252	$36,659	$38,507	$39,623
Other real estate	3,493	3,612	6,164	5,330	4,835
Nonperforming assets*	$45,047	$45,864	$42,823	$43,837	$44,458

Nonperforming loans to total loans	0.46%	0.58%	0.50%	0.53%	0.65%
Nonperforming assets to total assets	0.35%	0.44%	0.42%	0.45%	0.53%
Allowance for credit losses to total loans	1.67%	1.77%	1.80%	1.89%	2.01%
Net charge-offs (recoveries)	$1,850	$869	$5,647	$(612)	$1,027
*Excludes government guaranteed balances.

The provision for credit losses was $19.7 million for the third quarter 2021 compared to a benefit of $2.7 million for the linked quarter and a $14.1 million provision for the prior year quarter. A provision for credit losses of $23.9 million was recorded to establish the initial allowance for credit losses on FCBP non-PCD loans, which we refer to as the “CECL double-count” adjustment. An additional $1.4 million provision was recognized to establish the reserve for FCBP’s unfunded loan commitments. The provision for credit losses from the FCBP acquisition was offset by a $5.7 million provision benefit on the legacy loan portfolio due to a combination of improving economic forecasts and the Company’s stable credit quality.

Gross charge-offs of $4.3 million in the quarter primarily consisted of a loan that had previously defaulted and was fully reserved in a prior period. Net charge-offs to average loans for the third quarter 2021, the linked quarter, and the prior year quarter totaled eight basis points, five basis points and seven basis points, respectively.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	Quarter ended
	September 30, 2021
($ in thousands)	FCBP[a]	Legacy EFSC[a]	Consolidated	June 30, 2021	March 31, 2021	December 31, 2020[b]	September 30, 2020
Noninterest-bearing accounts	$1,041,622	$3,334,091	$4,375,713	$3,111,581	$2,910,216	$2,711,828	$1,929,540
Interest-bearing transaction accounts	317,301	1,936,338	2,253,639	2,013,129	1,990,308	1,768,497	1,499,756
Money market and savings accounts	370,179	3,201,073	3,571,252	3,000,460	3,093,569	2,954,969	2,634,885
Brokered certificates of deposit	78,714	50,209	128,923	50,209	50,209	50,209	65,209
Other certificates of deposit	51,832	446,416	498,248	464,125	471,142	499,886	546,836
Total deposit portfolio	$1,859,648	$8,968,127	$10,827,775	$8,639,504	$8,515,444	$7,985,389	$6,676,226

Noninterest-bearing deposits to total deposits	56.0%	37.2%	40.4%	36.0%	34.2%	34.0%	28.9%
[a]Amounts reported are as of September 30, 2021 and are shown separately attributable to the FCBP deposit portfolio acquired on July 21, 2021, and the Company’s pre-FCBP acquisition deposit portfolio.
[b] $1.1 billion is attributable to the Seacoast deposit portfolio acquired on November 12, 2020.

Total deposits at September 30, 2021 were $10.8 billion, an increase of $2.2 billion from June 30, 2021, and an increase of $4.2 billion from September 30, 2020. The increase from the linked quarter was primarily due to the FCBP acquisition, and the year-over-year increase was primarily due to the FCBP and Seacoast acquisitions.

Core deposits, defined as total deposits excluding certificates of deposits, were $10.2 billion at September 30, 2021, an increase of $2.1 billion from the linked quarter. FCBP core deposits were $1.7 billion at September 30, 2021. The Company’s participation in PPP, the low rate environment and high personal savings rate continues to contribute to the increase in deposits. Noninterest-bearing deposits were $4.4 billion at September 30, 2021, or 40.4% of total deposits. Specialty deposits increased $449.7 million over the linked quarter to $1.9 billion primarily attributable to community associations, third party escrow and FCBP deposit specialties. The total cost of deposits was 0.11% for the current quarter compared to 0.12% and 0.22% for the linked quarter and prior year quarter, respectively.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	September 30, 2021	June 30, 2021	Increase (decrease)		September 30, 2020	Increase (decrease)
Deposit service charges	$4,520	$3,862	$658	17%	$2,798	$1,722	62%
Wealth management revenue	2,573	2,516	57	2%	2,456	117	5%
Card services revenue	3,186	2,975	211	7%	2,498	688	28%
Tax credit income	3,325	1,370	1,955	143%	748	2,577	345%
Miscellaneous income	4,015	5,481	(1,466)	(27)%	4,129	(114)	(3)%
Total noninterest income	$17,619	$16,204	$1,415	9%	$12,629	$4,990	40%

Total noninterest income for the third quarter 2021 was $17.6 million, an increase of $1.4 million from the linked quarter and an increase of $5.0 million from the prior year quarter. The increase from the linked quarter was primarily due to tax credit income and deposit service charges, partially offset by a decline in miscellaneous income from a private equity fund distribution received in the second quarter. The increase from the prior year quarter was broad-based, reflecting higher volumes in tax credit activity, card services, wealth management and deposit service charges. FCBP noninterest income totaled $1.4 million in the third quarter, primarily in deposit service charges and servicing fees.

Noninterest Expenses
Noninterest expense was $76.9 million for the third quarter 2021, compared to $52.5 million for the linked quarter, and $39.5 million for the prior year quarter. The increase from the linked quarter was primarily due to merger-related expenses of $14.7 million (an increase of $12.7 million from the linked quarter), FCBP noninterest expense of $7.0 million, and branch closure expenses of $3.4 million.

For the third quarter 2021, the Company’s efficiency ratio was 66.9% compared to 53.6% and 52.0% for the linked quarter and prior year quarter, respectively. The Company’s core efficiency ratio4 improved to 51.3% for the quarter ended September 30, 2021, compared to 51.9% for the linked quarter and 51.0% for the prior year quarter.
4 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Income Taxes
The Company’s effective tax rate was 24% for the quarter ended September 30, 2021, compared to 20% for both the linked quarter and the prior year quarter. The increase reflects the impact of non-deductible merger expenses and an increase in state taxes that increased the effective tax rate approximately 3% in the current quarter.

Capital
The following table presents various EFSC capital ratios:

	Quarter ended
Percent	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Total risk-based capital to risk-weighted assets	14.5%	14.9%	15.1%	14.9%	14.6%
Tier 1 capital to risk weighted assets	12.2%	12.3%	12.3%	12.1%	11.6%
Common equity tier 1 capital to risk-weighted assets	11.2%	11.1%	11.0%	10.9%	10.2%
Tangible common equity to tangible assets	8.4%	8.3%	8.2%	8.4%	8.0%

Total equity was $1.4 billion at September 30, 2021, an increase of $320.9 million from the linked quarter. The Company issued 7.8 million shares to FCBP shareholders as merger consideration totaling $343.7 million based on the closing stock price of the Company’s common stock on July 21, 2021, and repurchased $21.2 million of common stock in the third quarter 2021. The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, October 26, 2021. During the call, management will review the third quarter of 2021 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-377-9510 (Conference ID #7088056). A recorded replay of the conference call will be available on the website approximately two hours after the call’s completion. Visit http://bit.ly/EFSC3Q2021 and register to receive a dial in number, passcode, and pin number. The replay will be available for approximately two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $12.9 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the FCBP acquisition and other acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to efficiently integrate acquisitions, including the FCBP acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting policies and practices or accounting standards, uncertainty regarding the future of LIBOR, natural disasters, war or terrorist activities, or pandemics, or the outbreak of COVID-19 or similar outbreaks, and their effects on economic and business environments in which we operate, and those factors and risks referenced from time to time in EFSC’s filings with the SEC, including in the Company's Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, and the Company's other filings with the SEC. For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Vice President (314) 512-7183

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Nine months ended
(in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
EARNINGS SUMMARY
Net interest income	$97,273	$81,738	$79,123	$77,446	$63,354	$258,134	$192,555
Provision (benefit) for credit losses	19,668	(2,669)	46	9,463	14,080	17,045	55,935
Noninterest income	17,619	16,204	11,290	18,506	12,629	45,113	35,997
Noninterest expense	76,885	52,456	52,884	51,050	39,524	182,225	116,109
Income before income tax expense	18,339	48,155	37,483	35,439	22,379	103,977	56,508
Income tax expense	4,426	9,750	7,557	6,508	4,428	21,733	11,055
Net income	$13,913	$38,405	$29,926	$28,931	$17,951	$82,244	$45,453

Diluted earnings per share	$0.38	$1.23	$0.96	$1.00	$0.68	$2.48	$1.73
Return on average assets	0.45%	1.50%	1.22%	1.26%	0.86%	1.01%	0.76%
Return on average common equity	3.96%	13.79%	11.07%	11.60%	8.06%	9.14%	6.96%
Return on average tangible common equity	5.37%	18.44%	14.92%	15.73%	10.94%	12.31%	9.51%
Net interest margin (tax equivalent)	3.40%	3.46%	3.50%	3.66%	3.29%	3.45%	3.52%
Efficiency ratio	66.92%	53.56%	58.49%	53.20%	52.02%	60.09%	50.80%
Core efficiency ratio[1]	51.30%	51.86%	55.02%	50.93%	51.04%	52.59%	50.97%

Total loans	$9,116,583	$7,226,267	$7,288,781	$7,224,935	$6,126,307
Total average loans	$8,666,353	$7,306,471	$7,192,776	$6,780,701	$6,112,715	$7,727,265	$5,833,369
Total assets	$12,888,016	$10,346,993	$10,190,699	$9,751,571	$8,367,976
Total average assets	$12,334,558	$10,281,344	$9,940,052	$9,141,159	$8,341,968	$10,860,756	$7,956,006
Total deposits	$10,827,775	$8,639,504	$8,515,444	$7,985,389	$6,676,226
Total average deposits	$10,297,153	$8,580,211	$8,207,379	$7,311,074	$6,666,368	$9,035,902	$6,353,087
Period end common shares outstanding	38,372	31,185	31,259	31,210	26,210
Dividends per common share	$0.19	$0.18	$0.18	$0.18	$0.18	$0.55	$0.54
Tangible book value per common share	$27.38	$26.85	$25.92	$25.48	$24.80
Tangible common equity to tangible assets[1]	8.40%	8.32%	8.18%	8.40%	7.99%
Total risk-based capital to risk-weighted assets	14.5%	14.9%	15.1%	14.9%	14.6%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Nine months ended
($ in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$103,228	$87,401	$84,960	$84,113	$70,787	$275,589	$220,666
Total interest expense	5,955	5,663	5,837	6,667	7,433	17,455	28,111
Net interest income	97,273	81,738	79,123	77,446	63,354	258,134	192,555
Provision (benefit) for credit losses	19,668	(2,669)	46	9,463	14,080	17,045	55,935
Net interest income after provision for credit losses	77,605	84,407	79,077	67,983	49,274	241,089	136,620

NONINTEREST INCOME
Deposit service charges	4,520	3,862	3,084	3,160	2,798	11,466	8,557
Wealth management revenue	2,573	2,516	2,483	2,449	2,456	7,572	7,283
Card services revenue	3,186	2,975	2,496	2,511	2,498	8,657	6,970
Tax credit income (expense)	3,325	1,370	(1,041)	4,048	748	3,654	2,563
Other income	4,015	5,481	4,268	6,338	4,129	13,764	10,624
Total noninterest income	17,619	16,204	11,290	18,506	12,629	45,113	35,997

NONINTEREST EXPENSE
Employee compensation and benefits	33,722	28,132	29,562	26,174	22,040	91,416	66,114
Occupancy	4,496	3,529	3,751	3,517	3,408	11,776	9,940
Branch closure expenses	3,441	—	—	—	—	3,441	—
Merger-related expenses	14,671	1,949	3,142	2,611	1,563	19,762	1,563
Other	17,114	18,846	16,429	18,748	12,513	52,389	38,492
Total noninterest expense	76,885	52,456	52,884	51,050	39,524	182,225	116,109

Income before income tax expense	18,339	48,155	37,483	35,439	22,379	103,977	56,508
Income tax expense	4,426	9,750	7,557	6,508	4,428	21,733	11,055
Net income	$13,913	$38,405	$29,926	$28,931	$17,951	$82,244	$45,453

Basic earnings per share	$0.38	$1.23	$0.96	$1.00	$0.68	$2.48	$1.73
Diluted earnings per share	$0.38	$1.23	$0.96	$1.00	$0.68	$2.48	$1.73

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
BALANCE SHEETS

ASSETS
Cash and due from banks	$179,826	$126,789	$103,367	$99,760	$98,816
Interest-earning deposits	1,216,470	889,960	788,464	445,569	301,773
Debt and equity investments	1,717,442	1,585,847	1,463,818	1,448,803	1,375,931
Loans held for sale	5,068	5,763	8,531	13,564	14,032

Loans	9,116,583	7,226,267	7,288,781	7,224,935	6,126,307
Allowance for credit losses	(152,096)	(128,185)	(131,527)	(136,671)	(123,270)
Total loans, net	8,964,487	7,098,082	7,157,254	7,088,264	6,003,037

Fixed assets, net	48,697	50,972	52,078	53,169	56,807
Goodwill	365,415	260,567	260,567	260,567	210,344
Intangible assets, net	23,777	20,358	21,670	23,084	21,820
Other assets	366,834	308,655	334,950	318,791	285,416
Total assets	$12,888,016	$10,346,993	$10,190,699	$9,751,571	$8,367,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,375,713	$3,111,581	$2,910,216	$2,711,828	$1,929,540
Interest-bearing deposits	6,452,062	5,527,923	5,605,228	5,273,561	4,746,686
Total deposits	10,827,775	8,639,504	8,515,444	7,985,389	6,676,226
Subordinated debentures	204,103	203,940	203,778	203,637	203,510
FHLB advances	50,000	50,000	50,000	50,000	250,000
Federal funds purchased	—	—	—	—	—
Other borrowings	243,770	234,509	229,389	301,081	239,038
Other liabilities	122,733	100,739	99,591	132,489	116,935
Total liabilities	11,448,381	9,228,692	9,098,202	8,672,596	7,485,709
Shareholders’ equity	1,439,635	1,118,301	1,092,497	1,078,975	882,267
Total liabilities and shareholders’ equity	$12,888,016	$10,346,993	$10,190,699	$9,751,571	$8,367,976

	Nine months ended
	September 30, 2021			September 30, 2020
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$7,727,264	$250,699	4.34%	$5,833,368	$194,630	4.46%
Debt and equity investments*	1,505,592	27,626	2.45	1,356,796	27,688	2.73
Short-term investments	914,954	906	0.13	188,849	500	0.35
Total interest-earning assets	10,147,810	279,231	3.68	7,379,013	222,818	4.03

Noninterest-earning assets	712,946			576,993

Total assets	$10,860,756			$7,956,006

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$2,035,029	$1,123	0.07%	$1,464,144	$1,836	0.17%
Money market accounts	2,458,146	3,257	0.18	1,911,584	6,738	0.47
Savings	707,269	160	0.03	579,619	233	0.05
Certificates of deposit	555,045	3,329	0.80	713,633	9,176	1.72
Total interest-bearing deposits	5,755,489	7,869	0.18	4,668,980	17,983	0.51
Subordinated debentures	203,853	8,521	5.59	171,465	7,061	5.50
FHLB advances	63,297	603	1.27	240,596	2,070	1.15
Securities sold under agreements to repurchase	218,942	176	0.11	197,776	479	0.32
Other borrowed funds	27,154	285	1.40	32,836	518	2.11
Total interest-bearing liabilities	6,268,735	17,454	0.37	5,311,653	28,111	0.71

Noninterest-bearing liabilities:
Demand deposits	3,280,414			1,684,107
Other liabilities	108,001			87,302
Total liabilities	9,657,150			7,083,062
Shareholders' equity	1,203,606			872,944
Total liabilities and shareholders' equity	$10,860,756			$7,956,006

Total net interest income		$261,777			$197,934
Net interest margin			3.45%			3.52%
* Non-taxable income is presented on a tax-equivalent basis using a 24.9% and 24.7% tax rate in 2021 and 2020, respectively. The tax-equivalent adjustments were $3.6 million and $2.2 million for the nine months ended September 30, 2021 and 2020, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
LOAN PORTFOLIO
Commercial and industrial	$3,379,171	$2,930,805	$3,079,643	$3,088,995	$3,152,394
Commercial real estate	4,179,712	3,200,748	3,186,970	3,087,827	2,027,886
Construction real estate	747,758	556,776	510,501	546,686	474,727
Residential real estate	542,690	305,497	303,047	319,179	321,792
Other	267,252	232,441	208,620	182,248	149,508
Total loans	$9,116,583	$7,226,267	$7,288,781	$7,224,935	$6,126,307

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$4,375,713	$3,111,581	$2,910,216	$2,711,828	$1,929,540
Interest-bearing transaction accounts	2,253,639	2,013,129	1,990,308	1,768,497	1,499,756
Money market and savings accounts	3,571,252	3,000,460	3,093,569	2,954,969	2,634,885
Brokered certificates of deposit	128,923	50,209	50,209	50,209	65,209
Other certificates of deposit	498,248	464,125	471,142	499,886	546,836
Total deposit portfolio	$10,827,775	$8,639,504	$8,515,444	$7,985,389	$6,676,226

AVERAGE BALANCES
Total loans	$8,666,353	$7,306,471	$7,192,776	$6,780,701	$6,112,715
Debt and equity investments	1,594,938	1,502,582	1,417,305	1,395,806	1,361,515
Interest-earning assets	11,513,279	9,615,981	9,289,741	8,524,136	7,770,084
Total assets	12,334,558	10,281,344	9,940,052	9,141,159	8,341,968
Deposits	10,297,153	8,580,211	8,207,379	7,311,074	6,666,368
Shareholders’ equity	1,394,096	1,116,969	1,096,481	992,017	885,496
Tangible common equity[1]	1,028,001	835,405	813,568	731,813	652,663

YIELDS (tax equivalent)
Total loans	4.32%	4.35%	4.35%	4.46%	4.08%
Debt and equity investments	2.38	2.46	2.52	2.56	2.56
Interest-earning assets	3.60	3.70	3.76	3.97	3.67
Interest-bearing deposits	0.17	0.18	0.20	0.25	0.31
Total deposits	0.11	0.12	0.13	0.17	0.22
Subordinated debentures	5.55	5.60	5.61	5.52	5.53
FHLB advances and other borrowed funds	0.43	0.49	0.46	0.61	0.74
Interest-bearing liabilities	0.35	0.37	0.40	0.47	0.54
Net interest margin	3.40	3.46	3.50	3.66	3.29
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
ASSET QUALITY
Net charge-offs (recoveries)	$1,850	$869	$5,647	$(612)	$1,027
Nonperforming loans	41,554	42,252	36,659	38,507	39,623
Classified assets	104,220	100,063	114,713	123,808	84,710
Nonperforming loans to total loans	0.46%	0.58%	0.50%	0.53%	0.65%
Nonperforming assets to total assets	0.35%	0.44%	0.42%	0.45%	0.53%
Allowance for credit losses to total loans	1.67%	1.77%	1.80%	1.89%	2.01%
Allowance for credit losses to nonperforming loans	366.0%	303.4%	358.8%	354.9%	311.1%
Net charge-offs (recoveries) to average loans (annualized)	0.08%	0.05%	0.32%	(0.04)%	0.07%

WEALTH MANAGEMENT
Trust assets under management	$2,017,178	$1,945,293	$1,809,001	$1,783,089	$1,641,980
Trust assets under administration	2,486,152	2,487,545	2,427,448	2,504,318	2,433,026

MARKET DATA
Book value per common share	$37.52	$35.86	$34.95	$34.57	$33.66
Tangible book value per common share[1]	$27.38	$26.85	$25.92	$25.48	$24.80
Market value per share	$45.28	$46.39	$49.44	$34.95	$27.27
Period end common shares outstanding	38,372	31,185	31,259	31,210	26,210
Average basic common shares	36,878	31,265	31,247	28,929	26,217
Average diluted common shares	36,946	31,312	31,306	28,968	26,228

CAPITAL
Total risk-based capital to risk-weighted assets	14.5%	14.9%	15.1%	14.9%	14.6%
Tier 1 capital to risk-weighted assets	12.2%	12.3%	12.3%	12.1%	11.6%
Common equity tier 1 capital to risk-weighted assets	11.2%	11.1%	11.0%	10.9%	10.2%
Tangible common equity to tangible assets[1]	8.4%	8.3%	8.2%	8.4%	8.0%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Nine months ended
($ in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
CORE PERFORMANCE MEASURES
Net interest income	$97,273	$81,738	$79,123	$77,446	$63,354	$258,134	$192,555
Less: Incremental accretion income	—	—	—	856	1,235	—	3,227
Core net interest income	97,273	81,738	79,123	76,590	62,119	258,134	189,328

Total noninterest income	17,619	16,204	11,290	18,506	12,629	45,113	35,997
Less: Gain on sale of investment securities	—	—	—	—	417	—	421
Less: Gain on sale of other real estate owned	335	549	—	—	—	884	—
Less: Other non-core income	—	—	—	—	—	—	265
Core noninterest income	17,284	15,655	11,290	18,506	12,212	44,229	35,311

Total core revenue	114,557	97,393	90,413	95,096	74,331	302,363	224,639

Total noninterest expense	76,885	52,456	52,884	51,050	39,524	182,225	116,109
Less: Other expenses related to non-core acquired loans	—	—	—	8	25	—	49
Less: Branch closure expenses	3,441	—	—	—	—	3,441	—
Less: Merger-related expenses	14,671	1,949	3,142	2,611	1,563	19,762	1,563
Core noninterest expense	58,773	50,507	49,742	48,431	37,936	159,022	114,497

Core efficiency ratio	51.30%	51.86%	55.02%	50.93%	51.04%	52.59%	50.97%

	Quarter ended
($ in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
SHAREHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS
Shareholders’ equity	$1,439,635	$1,118,301	$1,092,497	$1,078,975	$882,267
Less: Goodwill	365,415	260,567	260,567	260,567	210,344
Less: Intangible assets	23,777	20,358	21,670	23,084	21,820
Tangible common equity	$1,050,443	$837,376	$810,260	$795,324	$650,103

Total assets	$12,888,016	$10,346,993	$10,190,699	$9,751,571	$8,367,976
Less: Goodwill	365,415	260,567	260,567	260,567	210,344
Less: Intangible assets	23,777	20,358	21,670	23,084	21,820
Tangible assets	$12,498,824	$10,066,068	$9,908,462	$9,467,920	$8,135,812

Tangible common equity to tangible assets	8.40%	8.32%	8.18%	8.40%	7.99%

	Quarter Ended
($ in thousands)	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020
AVERAGE SHAREHOLDERS’ EQUITY AND AVERAGE TANGIBLE COMMON EQUITY
Average shareholder’s equity	$1,394,096	$1,116,969	$885,496
Less average goodwill	342,622	260,567	210,344
Less average intangible assets	23,473	20,997	22,489
Average tangible common equity	$1,028,001	$835,405	$652,663

	Quarter Ended
($ in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
CALCULATION OF PRE-PROVISION NET REVENUE
Net interest income	$97,273	$81,738	$79,123	$77,446	$63,354
Noninterest income	17,619	16,204	11,290	18,506	12,629
Less: Noninterest expense	76,885	52,456	52,884	51,050	39,524
Branch closure expenses	3,441	—	—	—	—
Merger-related expenses	14,671	1,949	3,142	2,611	1,563
PPNR	$56,119	$47,435	$40,671	$47,513	$38,022

Average assets	$12,334,558	$10,281,344	$9,940,052	$9,141,159	$8,341,968
ROAA - GAAP net income	0.45%	1.50%	1.22%	1.26%	0.86%
PPNR ROAA - PPNR	1.81%	1.85%	1.66%	2.07%	1.81%

Quarter Ended
($ in thousands)	Sep 30, 2021
CALCULATION OF ADJUSTED FINANCIAL METRICS
Net income - GAAP	$13,913
Branch closure expenses	3,441
FCBP CECL double count	25,353
Merger-related expenses	14,671
Related tax effect	(10,340)
Adjusted Net income	$47,038

EPS - GAAP net income	$0.38
EPS - Adjusted net income	$1.27

Average assets	$12,334,558
ROAA - GAAP net income	0.45%
ROAA - Adjusted net income	1.51%

Average tangible common equity	$1,028,001
ROATCE - GAAP net income	5.37%
ROATCE - Adjusted net income	18.15%

	Quarter Ended
($ in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
IMPACT OF PAYCHECK PROTECTION PROGRAM
Net income - GAAP	$13,913	$38,405	$29,926	$28,931	$17,951
PPP interest and fee income	(6,048)	(7,940)	(8,475)	(10,261)	(5,226)
Related tax effect	1,506	1,977	2,110	2,534	1,291
Adjusted net income - Non-GAAP	$9,371	$32,442	$23,561	$21,204	$14,016

Average diluted common shares	36,946	31,312	31,303	28,968	26,228
EPS - GAAP net income	$0.38	$1.23	$0.96	$1.00	$0.68
EPS - Adjusted net income	$0.25	$1.04	$0.75	$0.73	$0.53

Average assets - GAAP	$12,334,558	$10,281,344	$9,940,052	$9,141,159	$8,341,968
Average PPP loans, net	(489,104)	(664,375)	(692,161)	(806,697)	(813,244)
Adjusted average assets - Non-GAAP	$11,845,454	$9,616,969	$9,247,891	$8,334,462	$7,528,724

ROAA - GAAP net income	0.45%	1.50%	1.22%	1.26%	0.86%
ROAA - Adjusted net income, adjusted average assets	0.31%	1.35%	1.03%	1.01%	0.74%

PPNR - Non-GAAP (see reconciliation above)	$56,119	$47,435	$40,671	$47,513	$38,022
PPP interest and fee income	(6,048)	(7,940)	(8,475)	(10,261)	(5,226)
Adjusted PPNR - Non-GAAP	$50,071	$39,495	$32,196	$37,252	$32,796

PPNR ROAA - PPNR	1.81%	1.85%	1.66%	2.07%	1.81%
PPNR ROAA - adjusted PPNR, adjusted average assets	1.68%	1.65%	1.41%	1.78%	1.73%

Tangible assets - Non-GAAP (see reconciliation above)	$12,498,824	$10,066,068	$9,908,462	$9,467,920	$8,135,812
PPP loans outstanding, net	(438,959)	(396,660)	(737,660)	(698,645)	(819,100)
Adjusted tangible assets - Non-GAAP	$12,059,865	$9,669,408	$9,170,802	$8,769,275	$7,316,712

Tangible common equity Non - GAAP (see reconciliation above)	$1,050,443	$837,376	$810,260	$795,324	$650,103
Tangible common equity to tangible assets	8.40%	8.32%	8.18%	8.40%	7.99%
Tangible common equity to tangible assets - adjusted tangible assets	8.71%	8.66%	8.84%	9.07%	8.89%

Average assets for leverage ratio	$11,972,171	$10,021,240	$9,675,300	$8,868,548	$8,115,020
Average PPP loans, net	(489,104)	(664,375)	(692,161)	(806,697)	(813,244)
Adjusted average assets for leverage ratio - Non-GAAP	$11,483,067	$9,356,865	$8,983,139	$8,061,851	$7,301,776

Tier 1 capital	$1,166,529	$937,840	$914,459	$889,527	$745,397
Leverage ratio	9.7%	9.4%	9.5%	10.0%	9.2%
Leverage ratio - adjusted average assets for leverage ratio	10.2%	10.0%	10.2%	11.0%	10.2%

Net interest income - tax equivalent	$98,573	$82,963	$80,243	$78,484	$64,192
PPP interest and fee income	(6,048)	(7,940)	(8,475)	(10,261)	(5,226)
Adjusted net interest income - tax equivalent	$92,525	$75,023	$71,768	$68,223	$58,966

Average earning assets -GAAP	$11,513,279	$9,615,981	$9,289,741	$8,524,136	$7,770,084
Average PPP loans, net	(489,104)	(664,375)	(692,161)	(806,697)	(813,244)
Adjusted average earning assets - Non-GAAP	$11,024,175	$8,951,606	$8,597,580	$7,717,439	$6,956,840

Net interest margin - tax equivalent	3.40%	3.46%	3.50%	3.66%	3.29%
Net interest margin - tax equivalent - adjusted net interest income, adjusted average earning assets	3.33%	3.36%	3.39%	3.52%	3.37%

Loans - GAAP	$9,116,583	$7,226,267	$7,288,781	$7,224,935	$6,126,307
PPP and other guaranteed loans, net	(1,277,452)	(1,106,414)	(1,377,302)	(1,297,212)	(819,100)
Adjusted loans - Non-GAAP	$7,839,131	$6,119,853	$5,911,479	$5,927,723	$5,307,207

Allowance for credit losses	$152,096	$128,185	$131,527	$136,671	$123,270
Allowance for credit losses/loans - GAAP	1.67%	1.77%	1.80%	1.89%	2.01%
Allowance for credit losses/loans - adjusted loans	1.94%	2.09%	2.22%	2.31%	2.32%